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                                                                    EXHIBIT 3.41

[SEAL]

                           ARTICLES OF INCORPORATION

                  (Under Chapter 1701 of the Ohio Revised Code)
                               Profit Corporation

         The undersigned, desiring to form a corporation, for profit, under Sections 1701.01 et seq. of the Ohio Revised Code, do hereby state the following:

          FIRST. The name of said corporation shall be BHC Windsor Hospital, Inc.

          SECOND. The place in Ohio where its principal office is to be located is 115 East Summit St. Chagrin Falls, Cuyahoga County, Ohio. (city, village or township)

          THIRD.  The purpose(s) for which this corporation is formed is:

                  (i) to own and/or operate private psychiatric hospitals, treatment centers, (ii) to provide related behavioral healthcare services and (iii) to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Ohio.

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         FOURTH.  The number of shares which the corporation is authorized to have outstanding is: (Please state whether shares are common or preferred, and their par value, if any. Shares will be recorded as common with no par value unless otherwise indicated.)

                  One thousand (1,000) shares of common stock. All of such shares shall be without par value.

IN WITNESS WHEREOF, we have hereunto subscribed our names, this 4th day of MARCH, 1996.

                                By:/s/ Michael E.  Davis
                                   ----------------------------,  Incorporator
                                       Michael E.  Davis

                                By:
                                   ----------------------------,  Incorporator

                                By:
                                   ----------------------------,  Incorporator

           PRINT OR TYPE INCORPORATORS' NAMES BELOW THEIR SIGNATURES.

                                  INSTRUCTIONS

1. The minimum fee for filing Articles of Incorporation for a profit corporation is $75.00. If Article Fourth indicates more than 750 shares of stock authorized, please see Section 111.16 (A) of the Ohio Revised Code or contact the Secretary or State's office (614-466-3910) to determine the correct fee.

2. Articles will be returned unless accompanied by an Original Appointment of Statutory Agent. Please see Section 1701.07 of the Ohio Revised Code.

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[SEAL]

                     ORIGINAL APPOINTMENT OF STATUTORY AGENT

The undersigned, being at least a majority of the incorporators of BHC Windsor Hospital, Inc., (name of corporation) hereby appoint CSC Lawyers Incorporating Service (name of agent) to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served. The complete address of the agent is:

  16 East Broad Street   Columbus, Ohio    43215
    (street address)         (city)      (zip code)

NOTE: P.O. Box addresses are not acceptable.

                                            /s/ Michael E.  Davis
                                            ----------------------------------
                                            Michael E.  Davis  (Incorporator)

                                            ----------------------------------
                                                      (Incorporator)

                                            ----------------------------------
                                                      (Incorporator)

                            ACCEPTANCE OF APPOINTMENT

The undersigned, CSC Lawyers Incorporating Service, named herein as the statutory agent for BHC Windsor Hospital, Inc., (name of corporation) hereby acknowledges and accepts the appointment of statutory agent for said corporation.

                                                        [ILLEGIBLE]
                                            ----------------------------------
                                                        Statutory Agent

                                  INSTRUCTIONS

   1) Profit and non-profit articles of incorporation must be accompanied by an original appointment of agent. R.C. 1701.07(B), 1702.06(B).

   2) The statutory agent for a corporation may be (a) a natural person who is a resident of Ohio, or (b) an Ohio corporation or a foreign profit corporation licensed in Ohio which has a business address in this state and is explicitly authorized by its articles of incorporation to act as a statutory agent. R.C. 1701.07(A), 1702.06(A).

   3) An original appointment of agent form must be signed by at least a majority of the incorporators of the corporation. R.C. 1701.07(B), 1702.06(B). These signatures must be the same as the signatures on the articles of incorporation.

* As of October 8, 1992, R.C. 1701.07(B) will be amended to require acknowledgement and acceptance by the appointed statutory agent.

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                                                    (DOMESTIC/FOREIGN-SUCCESSOR)

                     AFFIDAVIT OF ACCEPTANCE OF APPOINTMENT
                    BY DESIGNATED SUCCESSOR REGISTERED AGENT

To The State Corporation Commission
State of New Mexico

STATE OF  DELAWARE   )
                     )SS.:
COUNTY OF NEW CASTLE )

On this 14TH day of MARCH, 1997, before me, a Notary Public in and for the State and County aforesaid, personally appeared MAUREEN W. CULLEN, who is to me known to be the person, and who, being duly sworn, acknowledged to me that he/she does hereby accept appointment as the Successor Registered Agent of MESILLA VALLEY HOSPITAL, INC., which is a (1)_______________ Business Corporation authorized to transact business in the State of New Mexico pursuant to the provisions of the Business Corporation Act of the State of New Mexico.

                    ----------------------------------------------------------
                    Registered Agent's Signature                  (Individual)

                    OR

                      CORPORATION SERVICE COMPANY
                      Registered Agent's Name                     (Corporation)

                    By /s/ [ILLEGIBLE]
                       -------------------------------------------------------
                       Signature of Corporate Agent's President/Vice-President

/s/ PAMELA LYNN SIMPSON
-----------------------
     NOTARY PUBLIC

                          PAMELA LYNN SIMPSON
                       NOTARY PUBLIC OF DELAWARE
MY COMMISSION EXPIRES:  APPOINTED MARCH 22,1995
                             TERM 4 YEARS

   (NOTARY SEAL)

NOTE: 1. Insert State of Incorporation.

      2. If the Agent is a Corporation then the affidavit must be executed by the President or Vice-President of the corporation.

NMSCC - CD
FORM RA - 5